Exhibit 10.5

SECOND AMENDMENT TO THE

CASH AMERICA INTERNATIONAL, INC. 401(k) SAVINGS PLAN

(as amended and restated effective January 1, 2010)

THIS AMENDMENT to the Cash America International, Inc. 401(k) Savings Plan (the “Plan”) is made by the Administrative Committee of the Plan (the “Administrative Committee”).

W I T N E S S E T H :

WHEREAS, Cash America International, Inc. (the “Company”) maintains the Plan for the benefit of its employees; and

WHEREAS, Section 13.1 of the Plan provides that the Administrative Committee has the authority to amend the Plan at any time; and

WHEREAS, the Administrative Committee desires to amend the Plan as requested by the Internal Revenue Service to issue a favorable determination letter for the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2010:

1.	Section 1.35 of the Plan is amended to read as follows:

1.35 Employee means any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees) and will include leased employees of an Affiliate within the meaning of Code Section 414(n). The term “leased employee” will include any person who is not a common-law employee of an Affiliate and who, pursuant to an agreement between an Affiliate and any other person, has performed services for an Affiliate on a substantially full-time basis for a period of at least 1 year under the primary direction or control of the Affiliate. Notwithstanding the foregoing, if leased employees constitute 20 percent or less of an Affiliate’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” will not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).

2.	Subsections (1) and (2) of Section 6.3(a) are amended to read as follows:

(1) The ADP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the product of (A) the ADP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or

(2) The ADP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the ADP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor will it exceed the product of (A) the ADP for such current Plan Year of the Active Participants who are not

Highly Compensated Employees during the Plan Year, multiplied by (B) 2; provided, the ADP Test described herein will be performed separately with respect to (i) each Related Company and its Affiliates, and (ii) the Controlling Company and its Affiliates.

3.	Subsections (1) and (2) of Section 6.4(a) are amended to read as follows:

(1) The ACP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the product of (A) the ACP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or

(2) The ACP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the ACP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor will it exceed the product of (A) the ACP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 2; provided, the ACP Test described herein will be performed separately with respect to (i) each Related Company and its Affiliates, and (ii) the Controlling Company and its Affiliates.

IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

By:	/s/ Randall Blubaugh

Date:	April 29, 2011

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